UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	98-1813900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2026, DIRTT Environmental Solutions Ltd. (the “Company”) entered into a Support and Standstill Agreement (the “Support Agreement”) among the Company, 22NW Fund, LP (“22NW”), 726 BF LLC (“726 BF”), and 726 BC LLC (“726 BC” and together with 726 BF, the “726 Entities” and collectively with 22NW, the “Shareholders”).

Pursuant to the Support Agreement, the Company agreed to nominate each of (i) Adrian Zarate (or a replacement director to be identified by 22NW), who currently serves on the Company’s Board of Directors (the “Board”), and (ii) Jeremy Gold (or a replacement director to be identified by the 726 Entities) for election as a director at the Company’s annual general meeting of shareholders to be held in 2026 (the “2026 Annual Meeting”). The Company’s obligation to nominate each of Adrian Zarate and Jeremy Gold is subject to the Shareholders (together with their affiliates), respectively, continuing to beneficially own, or exercising control or direction over, at least the lesser of (a) 10% of the then issued and outstanding common shares of the Company (“Common Shares”) and (b) 19,174,445 Common Shares, in each case, subject to adjustment for stock splits, reclassifications, combinations and similar adjustments.

Further, the Support Agreement provides that, at any time prior to the termination of the Support Agreement, (i) 22NW shall not beneficially own or exercise control or direction over more than 57,447,988 Common Shares, and (ii) the 726 Entities shall not beneficially own or exercise control or direction over more than 28,882,102 Common Shares, in each case (a) including Common Shares issuable on the conversion or exercise of certain convertible securities, (b) excluding Common Shares issued as compensation to each Shareholder’s director nominee in their personal capacity, and (c) adjusted for stock splits, reclassifications, combinations, and other similar adjustments.

Subject to certain conditions, until the termination of the Support Agreement, the Shareholders agreed that, among other things, they will:

•
vote all of their Common Shares in favor of the approval of directors nominated by the Board at the 2026 Annual Meeting and at any other meeting of the Company at which directors are to be elected held prior to the termination of the Support Agreement;

•
not beneficially own any certain debentures or other debt securities convertible into Common Shares;

•
comply with certain customary standstill provisions, including, among other things, to not (i) make, participate in or encourage any solicitation of proxies or consents; (ii) seek to requisition, join in any requisition or call a meeting of shareholders of the Company in respect of the election of directors of Company; (iii) submit or induce any party to submit any shareholder proposal in respect of the Company; (iv) advise, assist, encourage or act jointly or in concert with any party in connection with any of the foregoing; or (v) make any public disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing; and

•
not commence an unsolicited take-over bid, unless (i) any person (other than the Shareholders) makes a permissible bid under the Company’s Amended and Restated Shareholder Rights Plan, dated August 2, 2024 (the “Rights Agreement”), (ii) the Board waives the application of the Rights Agreement in respect of any person or (iii) a person (other than the Shareholders) commences a take-over bid relating to the Company by filing a take-over bid circular in accordance with Canadian securities laws, or otherwise acquires beneficial ownership of 20% or more of the outstanding Common Shares (other than an underwriter or member of a banking or selling group that becomes the beneficial owner of 20% or more of the Common Shares in connection with a distribution of securities of the Company pursuant to an underwriting agreement with the Company) and, upon the occurrence of an event described in clause (iii) above, either Shareholder may commence a competing take-over bid in accordance with Canadian securities laws.

The Support Agreement also contains certain mutual non-disparagement provisions and customary representations and warranties.

The Support Agreement will terminate upon the earlier of the occurrence of (i) any material breach of the Support Agreement by the parties thereto (subject to customary notice and cure provisions), in which case only the non-breaching parties may terminate the Support Agreement and (ii) the date which is 90 days following the 2026 Annual Meeting. The termination date cannot be extended 90 days or more past the date of the 2026 Meeting without the consent of the Toronto Stock Exchange.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Support Agreement, effective February 13, 2026 the Board appointed Jeremy Gold to serve as a director on the Board. Mr. Gold will serve as a director on the Board until the election of a successor or his removal or resignation. As a non-employee director, Mr. Gold will be entitled to receive compensation payable to non-employee directors serving on the Board, consistent with the policies summarized under the caption, “Director Compensation” in the Company’s annual proxy statement.

Based on information provided by Mr. Gold concerning his background, employment, and affiliations, the Board has determined that he meets the independence requirements under applicable securities laws in Canada and the rules of the Toronto Stock Exchange. Except for the appointment right granted to the 726 Entities pursuant to the Support Agreement described herein, there are no arrangements or understandings between Mr. Gold and any other person pursuant to which he was selected to serve as a director. Mr. Gold is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into its standard form of indemnification agreement with Mr. Gold, which requires the Company to indemnify him to the fullest extent permitted under the Business Corporations Act (Alberta) and to such greater extent as applicable law may hereafter from time to time permit.

Item 7.01 Regulation FD Disclosure.

On February 17, 2026, the Company issued a press release announcing the entry into the Support Agreement and appointment of Mr. Gold to the Board. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth under Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1*	Support Agreement, dated February 13, 2026, among the Company, 22NW Fund, LP, 726 BF LLC, and 726 BC LLC.

99.1*	Press Release, dated February 17, 2026.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date:	February 17, 2026	By:	/s/ Fareeha Khan
Fareeha Khan Chief Financial Officer